Exhibit 15 (a)
Consent of independent registered public accounting firm
To the Supervisory Board and Board of Management of Koninklijke Philips Electronics N.V.
We consent to incorporation by reference in the registration statements on Form S-8 (No. 33-65972, No. 33-80027, No. 333-91287, No. 333-70215, No. 333-91289, No. 333-39204, No. 333-75542, No. 333-87852, No. 333-119375, No. 333-125280, No. 333-104104 and No. 333-140784) and in the registration statements on Form F-3 (No. 333-4582 and 333-90686) of Koninklijke Philips Electronics N.V. of our report dated February 19, 2007, relating to the consolidated balance sheets of Koninklijke Philips Electronics N.V. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006 which report appears in the December 31, 2006 annual report on Form 20-F/A of Koninklijke Philips Electronics N.V.
Our report dated February 19, 2007 refers to the adoption of the provisions of SFAS No. 158 “Employees’ Accounting for Defined Benefit Pension and other Postretirement Plans” effective December 31, 2006.
Our report dated February 19, 2007 also includes an explanatory paragraph that states that Koninklijke Philips Electronics N.V. and subsidiaries acquired Lifeline Systems, Witt Biomedical Corporation, Intermagnetics General Corporation, Avent, Bodine and PowerSentry (together “the Acquired Companies”) during 2006, and management excluded from its assessment of the effectiveness of Koninklijke Philips Electronics N.V. and subsidiaries’ internal control over financial reporting as of December 31, 2006, the Acquired Companies’ internal control over financial reporting. Our audit of internal control over financial reporting of Koninklijke Philips Electronics N.V. and subsidiaries also excluded an evaluation of the internal control over financial reporting of the Acquired Companies.

Amstelveen, The Netherlands
/s/ KPMG Accountants N.V.
June 4, 2007	KPMG ACCOUNTANTS N.V.